                                                                      EXHIBIT 21

           LIST OF SUBSIDIARIES OF WEIGHT WATCHERS INTERNATIONAL INC.


W.W. INVENTORY SERVICE CORP.
W.W. WEIGHT REDUCTION SERVICES, INC.
W/W TWENTYFIRST CORPORATION
WEIGHT WATCHERS DIRECT, INC.
W.W.I. EUROPEAN SERVICES, LTD.
WEIGHT WATCHERS NORTH AMERICA, INC.
WEIGHT WATCHERS (U.K.) LIMITED
WEIGHT WATCHERS FRANCE SARL
WEIGHT WATCHERS OPERATIONS FRANCE SARL
WEIGHT WATCHERS SWEDEN VIKT-VAKTARNA AKIEBOLAG
IL SALVALINEA, S.R.L.
WEIGHT WATCHERS BELGIUM, N.V.
WEIGHT WATCHERS DEUTSCHLAND GMBH
WEIGHT WATCHERS EESTI AKTSIASELTS
WEIGHT WATCHERS SUOMI OY
GUTBUSTERS PTY LTD
FORTUITY PTY LTD
WEIGHT WATCHERS (SWITZERLAND) S.A.
WEIGHT WATCHERS POLSKA SP. Z.O.O.
WEIGHT WATCHERS LATVIA
WEIGHT WATCHERS NEDERLANDS, B.V.
WEIGHT WATCHERS INTERNATIONAL PTY LIMITED
WEIGHT WATCHERS (ACCESSORIES & PUBLICATIONS) LTD
WEIGHT WATCHERS (EXERCISE) LTD
WEIGHT WATCHERS (FOOD PRODUCTS) LIMITED
WAIST WATCHERS, INC.
WEIGHT WATCHERS UK HOLDINGS LTD
WEIGHT WATCHERS INTERNATIONAL HOLDINGS LTD
WEIGHT WATCHERS NEW ZEALAND LIMITED
WEIGHT WATCHERS FUNDING, INC.
58 WW FOOD CORP
WEIGHT WATCHERS CAMPS, INC.
W.W. CAMPS AND SPAS, INC.
WW FOODS, INC.
WEIGHT WATCHERS EUROPEAN HOLDING, AB
WEIGHT WATCHERS DENMARK APS
WEIGHT WATCHERS OPERATIONS DENMARK APS
WEIGHT WATCHERS SPAIN S.L.
WEIGHT WATCHERS OPERATIONS SPAIN S.L.